                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    October 8, 1998





                            CELLULARVISION USA, INC.
               (Exact name of registrant as specified in charter)




          Delaware                      000-27582                13-3853788
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



140 58th Street, Loft 7E                                               11220
Brooklyn, New York                                                (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (718) 489-1200





                                 Not Applicable
          (Former name or former address, if changed from last report)

Item 5.  Other Events

         LMDS Purchase Agreement

         CellularVision USA, Inc. (the "Company") and WinStar Communications, Inc. ("WinStar") have executed an amendment (the "Amendment") to the Agreement to Purchase LMDS License, dated as of July 10, 1998 (the "LMDS Purchase Agreement"), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Amendment provides for an extension of the date by which stockholder approval of the LMDS Purchase Agreement must be obtained from October 10, 1998 to October 20, 1998. As a result of such amendment, WinStar will not have the right to terminate the LMDS Purchase Agreement as a result of the failure of the Company to obtain stockholder approval of the LMDS Purchase Agreement unless such approval is not obtained by October 20, 1998. In addition, as amended by the Amendment, the LMDS Purchase Agreement no longer requires that the Company hold a meeting of its stockholders in order to approve the LMDS Purchase Agreement, thereby allowing the Company to obtain the written consent of its stockholders in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law. The Company currently is soliciting the written consent of its stockholders for approval of the transactions contemplated by the LMDS Purchase Agreement.

Item 7.  Financial Statements and Exhibits.

         (a)-(b)  None.

         (b)  Exhibits.

         99.1 Amendment No. 1 to Agreement to Purchase LMDS License among WinStar Communications, Inc., CellularVision USA, Inc. and CellularVision of New York, L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CELLULARVISION USA, INC.



                                            By:/s/Shant S. Hovnanian
                                               ---------------------
                                                Name:  Shant S. Hovnanian
                                                Title:  Chief Executive Officer

October 9, 1998

                                  EXHIBIT INDEX

         99.1 Amendment No. 1 to Agreement to Purchase LMDS License among WinStar Communications, Inc., CellularVision USA, Inc. and CellularVision of New York, L.P.